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                                                                Exhibit 99(p)(1)

                                 CODE OF ETHICS

                INCLUDING INSIDER TRADING POLICY AND PROCEDURES,
                       PRIVACY POLICIES AND PROCEDURES and
                SUPPLEMENTAL PROCEDURES FOR DISCRETIONARY TRUSTS,
                    "BLIND" TRUSTS AND DISCRETIONARY ACCOUNTS

          for ARIEL INVESTMENT TRUST, ARIEL CAPITAL MANAGEMENT, LLC and
                            ARIEL DISTRIBUTORS, INC.

                          As Amended September 28, 2004


     It is important to remember at all times that the interests of our clients and the shareholders of the funds that we advise must come first. In order to maintain that priority, all personal securities transactions must be conducted in a manner consistent with this Code of Ethics. We must be vigilant in maintaining the integrity of our business by promoting ethical conduct, creating a culture of compliance and avoiding any actual or potential conflicts of interest or any abuse of our position of trust and responsibility. We must be mindful that information concerning client matters is strictly confidential. We must comply with applicable securities laws and regulations thereunder, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the "1940 Act"), and the Investment Advisers Act of 1940 (the "Advisers Act"), all other applicable Federal securities laws (as defined in Rule 38a-1 of the 1940 Act), and applicable rules of the National Association of Securities Dealers, Inc. We also must comply with our Insider Trading Policy and Procedures (Exhibit A hereto), Privacy Policies and Procedures (Exhibit B hereto) and Supplemental Procedures for Discretionary Trusts, "Blind" Trusts and Discretionary Accounts (Exhibit C hereto). This Code of Ethics should be read in conjunction with this preamble and all exhibits attached hereto.

     The general principles discussed above govern all conduct, whether or not the conduct is covered by more specific standards and procedures set forth below.

                                 CODE OF ETHICS

A.   DEFINITIONS

     1.   ADVISORY PERSON.  Advisory Person is:

          (a) any director, trustee, officer or employee of Ariel Capital Management, LLC or Ariel Investment Trust;

          (b) any director or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of securities; and

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          (c)  any natural person in a control relationship to the Adviser or the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

     SPECIAL NOTE: SECURITIES TRANSACTIONS BY FAMILY MEMBERS OF AN ADVISORY PERSON WHO RESIDE IN THE ADVISORY PERSON'S HOUSEHOLD ARE SUBJECT TO THE CODE OF ETHICS.

     2.   ADVISER.  Ariel Capital Management, LLC

     3. BEING CONSIDERED FOR PURCHASE OR SALE. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and remains in effect and, with respect to the person making the recommendation, including the period during which such person seriously considers making such a recommendation. This definition does not apply to those recommendations made in the socially responsible screening process of the Adviser or the Trust, or to securities being subject to normal review procedures which are part of a general industrial or business study, review, survey or research or monitoring of securities markets.

     4.   BENEFICIAL OWNERSHIP.  "Beneficial ownership" is defined in Section K.

     5. CLIENT. The term "Client" refers to any person or entity for which the Adviser manages investments. For the purposes of this definition, "Client" includes only the particular portfolio for which the Adviser performs investment management services, including each particular series of an investment company for which the Adviser performs such services.

     6. CHIEF COMPLIANCE OFFICER. The designated Chief Compliance Officer of the Adviser or, in the case of such designated Chief Compliance Officer's conflict, unavailability or inability to act, the General Counsel of the Adviser, or if the General Counsel is unavailable or unable to act, the President of the Adviser or any Executive Vice President not involved in the proposed transaction.

     7. CONTROL. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Unless the Chief Compliance Officer determines otherwise, any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company.

     8. DIRECTLY OR INDIRECTLY. For purposes of the prohibitions in Section B of this Code on purchases or sales of certain securities, "directly or indirectly" shall be deemed to include within such prohibitions any transaction involving (i) any other securities of the same issuer, and (ii) any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

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     9.   DISINTERESTED TRUSTEE OR DIRECTOR.  The term "Disinterested Trustee or Director" includes:

          (a) a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act or the rules thereunder, and

          (b) a Director of the Adviser (i) who is not an "interested person" of the Adviser within the meaning of Section 2(a)(19)(B) of the Investment Company Act or rules thereunder for any reason other than as a director of the Adviser and as a knowing owner of direct or beneficial interests in the Adviser (but owner of no more than 5 per centum of the Adviser's outstanding voting securities), and (ii) who has no involvement with the day-to-day operations of either the Adviser, the Distributor or the Trust.

     10.  DISTRIBUTOR.  The principal underwriter of the shares of the Trust.

     11. FAMILY MEMBER. The term "family member" means a member of your immediate family sharing your household. "Immediate family" is defined in Section K of the Code.

     12. PURCHASE OR SALE OF A SECURITY. The term purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

     13. SECURITY. The term "security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, EXCEPT THAT IT SHALL NOT INCLUDE direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities) where none of the open-end investment companies are advised or sub-advised by the Adviser, and shares of registered open-end investment companies or series thereof for which the Adviser does not act as an investment adviser or sub-adviser.

     SPECIAL NOTE: "ARIEL-ADVISED MUTUAL FUNDS", CLOSED-END FUNDS AND EXCHANGE-TRADED FUNDS (ETFS) ARE TREATED AS "SECURITIES" UNDER THIS CODE OF ETHICS.

     14. SECURITY HELD OR TO BE ACQUIRED. "Security held or to be acquired" by the Trust means any security which, within the most recent 15-day period, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or Adviser for purchase by the Trust.

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     15.  TRUST.  Ariel Investment Trust.

B.   PROHIBITED ACTIONS

     1. GENERAL UNLAWFUL ACTIONS. No Advisory Person, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Trust or any Client shall:

          (a) employ any device, scheme or artifice to defraud the Trust or any Client;

          (b) make any untrue statement of a material fact to the Trust or any Client or omit to state a material fact necessary in order to make the statements made to the Trust or any Client, in light of the circumstances under which they are made, not misleading;

          (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust or any Client; or

          (d) engage in any manipulative practice with respect to the Trust or any Client.

     2. PURCHASES OR SALES BY ADVISORY PERSONS OF SECURITIES BEING CONSIDERED FOR CLIENT TRANSACTIONS. No Advisory Person shall, directly or indirectly, purchase or sell any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale:

          (a)  is being considered for purchase or sale by or for any Client; or

          (b) is the subject of a pending buy or sell order by any Client or is programmed for purchase or sale by any Client; or

          (c) was purchased or sold by or for any Client within seven (7) calendar days preceding or following the purchase or sale of such Advisory Person.

     The prohibitions in this subsection shall apply to any purchase or sale by any Advisory Person of any convertible security, option, or warrant of any issuer whose underlying securities are being considered for purchase or sale by any Client. In extraordinary circumstances, the Chief Compliance Officer may grant prior written approval of transactions that would otherwise be prohibited under this subsection.

     3. PRIOR APPROVAL OF ALL PURCHASES AND SALES BY ADVISORY PERSONS. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, without the prior approval of the Chief Compliance Officer (including securities in an initial public offering or in a limited offering (e.g., private placement)). NOTE THAT THIS MEANS ADVISORY PERSONS MUST OBTAIN PRIOR APPROVAL FOR TRADES BY FAMILY MEMBERS. The Chief Compliance Officer may condition such approval as he or she deems advisable. Unless otherwise determined by the Chief Compliance Officer, all approvals expire at the end of the business day following the date of approval.

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     In reviewing requests for approval of a transaction by an Advisory Person involving an initial public offering or limited offering, the Chief Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for Clients and whether the opportunity is being offered to such Advisory Person by virtue of his or her position with the Trust or the Adviser. An Advisory Person who has been authorized to acquire securities in a limited offering shall be required to disclose such investment whenever that Advisory Person plays a part in the Trust's or the Adviser's subsequent consideration of an investment in the issuer.

     Disinterested Directors and Disinterested Trustees of the Trust are exempt from the requirements of this Section B.3.

     4. INDUCING A CLIENT TO TAKE ACTION. Advisory Persons may not intentionally induce or cause any Client to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Client. Examples of this would include causing a Client to purchase a security owned by the individual for the purpose of supporting or driving up the price of the security, and causing a Client to refrain from selling a security in an attempt to protect the value of the individual's investment, such as an outstanding option.

     5. PERSONAL PROFIT FROM KNOWLEDGE OF CLIENT TRANSACTIONS. Advisory Persons may not use actual knowledge of transactions to profit by the market effect of such transactions. Among the factors that will be considered in the analysis of whether this provision of the Code has been violated will be the number and dollar value of the transactions, the trading volume of the securities in question, the length of time the security is held by the individual and the individual's involvement in the investment process.

     6. FAILURE TO MAKE RECOMMENDATIONS. The intentional failure to recommend a suitable security to, or the failure to purchase a suitable security for, a portfolio in order to avoid the appearance of conflict from a personal transaction in that security will be considered a violation. Personal transactions will be reviewed with this policy in mind.

C.   EXEMPT PURCHASES AND SALES

     The prohibitions of Section B and D, other than the prohibitions of B.1, shall not apply to:

     1. ABSENCE OF INVESTMENT POWER. Purchases or sales of securities transacted in any account over which the Advisory Person has no direct or indirect influence or control. (See "Supplemental Procedures for Discretionary Trusts, 'Blind' Trusts and Discretionary Accounts" attached as Exhibit C.)

     2. INVOLUNTARY TRANSACTIONS. Purchases or sales of securities that are non-volitional on the part of either the Advisory Person or a Client.

     3. DIVIDEND REINVESTMENT. Purchases that are part of an automatic dividend reinvestment plan.

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     4.   PRO RATA RIGHTS.  Purchases effected upon the exercise of rights issued by the issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     5. SYSTEMATIC INVESTMENT PLAN. Purchases or sales transacted through a systematic plan involving predetermined amounts on predetermined dates, provided such plan receives the prior approval of the Chief Compliance Officer.

D.   PROHIBITION OF CERTAIN SHORT-TERM TRADING BY ADVISORY PERSONS

     No Advisory Person shall profit from the purchase and sale, or sale and purchase of the same (or equivalent) securities within sixty (60) calendar days after the trade date. Shares of Ariel-advised mutual funds must be held for a minimum of sixty (60) calendar days after the date of purchase. However, the Chief Compliance Officer may waive these requirements in his or her discretion in the event of an extraordinary circumstance.

E.   GIFTS AND ENTERTAINMENT

     The overriding principle is that Advisory Persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to any person or firm.

     Advisory Persons and employees of the Distributor are prohibited from accepting or giving any non-cash gift of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Adviser or the Distributor. The Chief Compliance Officer must be consulted prior to acceptance or giving of any gift or thing with a value of more than $100.

     No Advisory Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the Adviser or the Distributor.

     No Advisory Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the Adviser or the Distributor. Advisory Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

     Please be advised that there may be additional limitations or conditions under applicable state and local ethics laws, regulations or rules that may limit or prevent gift or entertainment activities with various governmental entities, agencies and employees. You should consult the Chief Compliance Officer in these situations.

F.   SERVICE AS A DIRECTOR

     Advisory Persons are prohibited from serving on the boards of directors of publicly traded companies if, in the written determination of the Chief Compliance Officer, such service is inconsistent with the interests of any Client, including the Trust. If the Chief Compliance Officer has approved such service by an Advisory Person, that Advisory Person shall be isolated

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through informational barrier procedures from persons making investment decisions with respect to such issuer.

G.   REPORTING

     1.   INITIAL AND ANNUAL DISCLOSURE.  Every Advisory Person shall:

          (a) report all accounts and holdings of securities within ten (10) days of becoming an Advisory Person; and

          (b) report all accounts and holdings of securities as of December 31 (or other date acceptable to the Chief Compliance Officer) within thirty
     (30) days of such date.

     Such reports shall be made in such form as determined by the Chief Compliance Officer; Disinterested Directors and Disinterested Trustees of the Trust are subject to an exemption from the reporting requirements of Sections G.1, G.2 and G.3. See Section G.4(b) below.

     PLEASE SEE SPECIAL NOTE AT THE END OF SECTION A.1.

     2. DUPLICATE TRANSACTION CONFIRMATIONS AND ACCOUNT STATEMENTS. Every Advisory Person shall instruct the broker, dealer or bank with or through whom a security transaction is effected, or may be effected, in which every Advisory Person has, or by reason of such transaction acquires or sells, any direct or indirect beneficial ownership in the security (this includes Family Members), to furnish the Chief Compliance Officer duplicate copies of transaction confirmations and account statements at the same time such confirmations and account statements are sent to the Advisory Person. Each Advisory Person who is an employee of the Adviser consents to Ariel-advised mutual fund statements and transaction confirmations being disclosed by the transfer agent for the Trust if trades are transacted directly with any of the funds of the Trust. Independent directors of the Adviser, in lieu of the confirmation statements, may include such information required in G.1 and G.3 on forms supplied by the Chief Compliance Officer.

     3. QUARTERLY REPORTING. Every Advisory Person shall report no later than thirty (30) days after the end of each calendar quarter to the Chief Compliance Officer all securities transactions taking place during the preceding calendar quarter in an account of which the Advisory Person is a beneficial owner. If the Advisory Person did not execute any such transactions during the preceding calendar quarter, he or she shall report such fact to the Chief Compliance Officer. Such quarterly reports shall be made in such form as determined by the Chief Compliance Officer, which may incorporate duplicate confirmation statements.

     4.   EXEMPTIONS FROM REPORTING REQUIREMENTS

          (a) ABSENCE OF INVESTMENT POWER. No person shall be required to make a report with respect to any account over which such person does not have any direct or indirect influence or control. This type of account may be referred to as "discretionary" from the perspective of your broker or investment adviser. In order to qualify for this exemption, initial and annual certifications must be obtained from both the broker and the Advisory Person. The Chief Compliance Officer has developed Supplemental

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     Procedures for "Blind" Trusts and Discretionary Accounts, which are attached hereto as Exhibit C.

          (b) DISINTERESTED TRUSTEE OR DIRECTOR. A Disinterested Trustee or Director needs to report a transaction in a security only if such Disinterested Trustee or Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust or Director of the Adviser, should have known that during the 15-day period immediately before or after the date of the transaction by such Disinterested Trustee or Director, the Trust purchased or sold the security, or the security was being considered for purchase or sale by the Trust or Adviser.

     5. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report made under this Section G may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect pecuniary beneficial ownership in the security to which the report relates.

     6. VIOLATIONS. All Advisory Persons must report promptly to the Chief Compliance Officer any and all violations of the Code, regardless of whether the Advisory Person reporting the violation is responsible for the violation. Failure to report any violation of the Code is itself a violation of the Code.

H.   ACCOUNTS

     1. OPENING NEW ACCOUNTS. Prior to the opening of an account in which transactions in securities may be executed, including shares of any Ariel-advised mutual funds, every Advisory Person (other than independent directors of the Adviser and Disinterested Trustees of the Trust) shall obtain the consent of the Chief Compliance Officer. Commencing investments in a compensation or retirement plan connected with employment (such as 401(k) and option plans), transfers to an IRA, changes to the registered name on the account, and transfers to a living trust for the benefit of a shareowner or his or her spouse do not require prior approval but must be reported.

     2. LIMITATION OF SECURITIES FIRMS. If it is deemed necessary or advisable for effective administration of the Code, the choice of firms with which securities accounts are permitted to be held may be limited.

I.   ENFORCEMENT AND SANCTIONS

     1. PENALTIES FOR VIOLATIONS OF THIS CODE. With respect to any violation, the Chief Compliance Officer may take any action he or she deems appropriate, including:

          (a) censuring the violator, imposing fines on the violator, causing the violator to disgorge profits or pay avoided losses; and

          (b) recommending to the appropriate executive officer(s) and/or the Board of Trustees of the Trust and Board of Directors of the Adviser the limitation or termination of portfolio research or management duties, suspension or removal from office or suspension or termination of employment.

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     2.   VIOLATIONS OF THE CODE WITH RESPECT TO THE TRUST. Each violation of this Code that in any way relates to the Trust shall be reported to the Board of Trustees at or before the next regular meeting of the Board. The Board of Trustees may impose sanctions in addition to those imposed by the Chief Compliance Officer.

     3. VIOLATIONS OF THE CODE NOT INVOLVING THE TRUST. In the event of a Code violation that does not in any way relate to the Trust, such violation will be reported to the Board of Directors of the Adviser at or before its next regular meeting. The Board of Directors may impose sanctions in addition to those imposed by the Chief Compliance Officer.

J.   ADMINISTRATION OF THE CODE

     1. APPOINTMENT OF A CHIEF COMPLIANCE OFFICER. The Adviser and the Trust shall appoint a Chief Compliance Officer and shall keep a record for five years of the persons serving as Chief Compliance Officer and their dates of service.

     2. ADMINISTRATION OF THE CODE. The Chief Compliance Officer shall administer the Code and shall use reasonable diligence and institute procedures reasonably necessary to review reports submitted by Advisory Persons and to prevent violations of the Code. Among other things, the Chief Compliance Officer or persons under his or her supervision will review reports against pre-clearance requests, will review duplicate transaction confirmations and account statements on a quarterly basis, and will look for unusual or very large trades, which may indicate the receipt of inside information.

     3. RECORDKEEPING. The Chief Compliance Officer shall maintain a record of all violations of the Code, and of any action taken as a result of the violation, which shall be maintained for five years in an easily accessible place.

     4. LIST OF ADVISORY PERSONS. The Chief Compliance Officer shall prepare a list of the Advisory Persons, shall update the list as necessary, and shall maintain a record of former lists of Advisory Persons.

     5. NOTICE OF AMENDMENTS TO THE CODE. The Chief Compliance Officer shall provide amendments to this Code to each Advisory Person, who shall acknowledge receipt thereof.

     6. EXCEPTIONS AND EXEMPTIONS. Any person, transaction or series of transactions may be excepted or exempted from this Code by (i) the applicable Chief Compliance Officer(s) or (ii) the Board of Trustees of the Trust, provided that such action is not contrary to the mandatory requirements of any rule under the 1940 Act or the Advisers Act. A written memorandum shall specify the section(s) of this Code from which the person, transaction or series of transactions is excepted or exempted, the reasons therefor and any conditions related thereto.

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     7.   ANNUAL REPORT.  Not less than once a year the Chief Compliance Officer shall furnish to the Board of Trustees of the Trust and the Board of Directors of the Adviser, and the respective Boards shall consider, a written report that:

          (a) considers the adequacy of the Code and the effectiveness of its implementation;

          (b) describes any issues arising under the Code since the last annual report, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations (the annual report may incorporate by reference information included in any written reports previously presented to the Boards); and

          (c) certifies that the Trust, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent access persons from violating the Code.

     8.   CHANGES TO THE CODE. The Board of Trustees of the Trust
(including a majority of the Disinterested Trustees voting separately) shall consider and determine whether to approve any material change to this Code at the next regular meeting of the Board after such change, and in no event more than six (6) months after the change.

     9. MAINTAINING COPIES OF VERSIONS OF THE CODE. A copy of each version of the Code shall be maintained for five (5) years in an easily accessible place.

     10.  DISCLOSURE.  The Code will be described in the Adviser's Form ADV,
Part II, and a copy of the Code will be provided to any client or prospective client upon request.

K.   BENEFICIAL OWNERSHIP

     For purposes of the Code of Ethics, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) a direct or indirect pecuniary (economic) interest in such security; or (ii) investment power or discretion in respect to such security (which includes the discretion or power to purchase, dispose, or to direct the purchase or disposition of, such security, whether in a fiduciary capacity or otherwise).

     You have a pecuniary interest in a security if you have the opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest derived from a transaction in such security. YOU ARE DEEMED TO HAVE A PECUNIARY INTEREST IN ANY SECURITIES HELD BY MEMBERS OF YOUR IMMEDIATE FAMILY SHARING YOUR HOUSEHOLD. "IMMEDIATE FAMILY" MEANS YOUR SON OR DAUGHTER (INCLUDING YOUR LEGALLY ADOPTED CHILD) OR ANY DESCENDANTS OF EITHER, YOUR STEPSON OR STEPDAUGHTER, YOUR FATHER OR MOTHER OR ANY ANCESTOR OF EITHER, YOUR STEPFATHER OR STEPMOTHER, AND YOUR SPOUSE. Also, you are deemed to have a pecuniary interest in securities held by a partnership of which you are a general partner, and beneficial ownership of the securities held by such partnership will be attributed to you in proportion to the greater of your capital account or interest in the partnership at the time of any transaction in such securities. You are also deemed to have a pecuniary interest in the portfolio securities held by a corporation if you are a controlling shareholder of such corporation and have or share investment control

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over such portfolio securities. Additionally, certain performance-related fees received by brokers, dealers, banks, insurance companies, investment companies, investment advisors, trustees and others may give rise to pecuniary interests in securities over which such persons have voting or investment control.

     Securities owned of record or held in your name generally are considered to be beneficially owned by you if you have a pecuniary interest in such securities. Beneficial ownership may include securities held by others for your benefit regardless of record ownership (e.g., securities held for you or members of your immediate family by agents, custodians, brokers, trustees, executors or other administrators; securities owned by you but which have not been transferred into your name on the books of a company; and securities which you have pledged) if you have or share either voting power or investment power and have a pecuniary interest in such securities.

     With respect to ownership of securities held in trust, pecuniary interest includes the ownership of securities as a trustee in instances either where you as trustee have, or where a member of your immediate family has, a pecuniary interest in the securities held by the trust (e.g., by virtue of being a beneficiary of the trust). Also, if you are the settlor of a trust, you are deemed to be the beneficial owner of securities held in the trust if you have the power to revoke the trust without obtaining the consent of any other person, and you have or share investment control with respect to the assets of the trust. A beneficiary of a trust is deemed to be the beneficial owner of securities held by the trust to the extent of his or her pro rata interest in the trust, but only where such beneficiary has or shares investment or voting control over the securities held in the trust.

     In addition, the Securities and Exchange Commission has promulgated certain rules which provide that a person shall be deemed the beneficial owner of a security if he or she has the right to acquire beneficial ownership of such security at any time within 60 days, including but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right;
(ii) through the conversion of a security; or (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

     The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, for example, while you must include security holdings of other members of your family in personal trading reports, you may nonetheless disclaim pecuniary interest in such securities.

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                                    EXHIBIT A

                      INSIDER TRADING POLICY AND PROCEDURES

     1.   SCOPE OF POLICY STATEMENT

          This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, trustees, officers and employees of the Trust, the Adviser and the Distributor.

          The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Chief Compliance Officer. You must also notify the Chief Compliance Officer if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

     2.   POLICY STATEMENT ON INSIDER TRADING

          Each director, trustee, officer or employee of the Trust, the Adviser and the Distributor is prohibited from trading, either personally or on behalf of others, including mutual funds managed by the Adviser, on the basis of material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy extends to activities within and outside your duties at the Trust, the Adviser or the Distributor. You must read and retain this policy statement. Any questions regarding this policy should be referred to the Chief Compliance Officer. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communication of material nonpublic information to others.

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          (a) trading by an insider, while in possession of material nonpublic information, or

          (b) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

          (c)  communicating material nonpublic information to others.

               (i)    Who is an Insider?

               The concept of "insider" is broad. It includes officers, directors, trustees and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Adviser or the Distributor may become a temporary insider of a company they advise or for which they perform other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

               (ii)   What is Material Information?

               Trading on inside information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, trustees and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

               Material Information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

               Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court has upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about THE WALL STREET JOURNAL's "Heard on the Street" column.

               It is conceivable that similar advance reports of securities to be bought or sold by a large, influential institutional investor, such as a Trust, may be deemed material to an investment in those portfolio securities. Advance knowledge of important proposed government regulation, for example, could also be deemed material information regarding companies in the regulated industry.

               (iii)  What is Nonpublic Information?

               Information is nonpublic until it has been disseminated broadly to investors in the market place. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or THE WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

               (iv)   Penalties for Insider Trading.

               Civil and criminal penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               -      civil injunctions
               -      treble damages
               -      disgorgement of profits
               -      jail sentences
               - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
               - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

               In addition, any violation of this policy statement can be expected to result in serious sanctions by the Adviser and the Distributor, including dismissal of the persons involved.

     3.   IDENTIFYING INSIDE INFORMATION

          Before any person covered by this policy executes any trade for him/herself or on the behalf of others, including the Trust, in the securities of a company about which the employee may have potential inside information, the following questions should be considered:

          (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          (b) Is the information nonpublic? How was the information obtained? To whom has this information been provided? Has the information been disseminated broadly to investors in the marketplace by being published in

               Reuters, THE WALL STREET JOURNAL or other publications of general circulation? Is it on file with the Securities and Exchange Commission?

          If, after consideration of the above, it is found that the information is material and nonpublic, or if the person has questions as to whether the information is material and nonpublic, the person should take the following steps before any trade is executed:

          (a)  Report the matter immediately to the Chief Compliance Officer.

          (b) The securities should not be purchased or sold by the person or on behalf of others, including the Trust.

          (c) The information should not be communicated inside or outside the Adviser, other than to the Chief Compliance Officer.

          (d) After the issue has been reviewed, the Chief Compliance Officer will instruct the person as to whether to continue the prohibitions against trading and communication, or allowing the trade and communication of the information.

     4.   CONTACTS WITH PUBLIC COMPANIES

          Contacts with public companies represent an important part of the Adviser's research efforts. The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of the Adviser or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to the analyst or an investor relations representative make a selective disclosure of adverse news to a handful of investors. In such situation, the Adviser must make a judgment as to its further conduct. For the protection of the company and its employees, the Chief Compliance Officer should be contacted if an employee believes that he/she has received material, nonpublic information.

     5.   TENDER OFFERS

          Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the Securities and Exchange Commission has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                    EXHIBIT B

                         PRIVACY POLICIES AND PROCEDURES
                         (AS AMENDED SEPTEMBER 28, 2004)

BACKGROUND

The Gramm-Leach-Bliley Act, effective November 1999, mandated that agencies in charge of regulating financial institutions adopt privacy-related rules concerning identifiable personal information or lists not publicly available to protect information about individuals serviced by the regulated entities.

Accordingly, the SEC has adopted Regulation S-P. Ariel Capital Management, LLC, Ariel Distributors, Inc. (together, the "Ariel Companies") and the Ariel Investment Trust (the "Trust") are subject to this regulation. The following policies and procedures are designed to meet the requirements of Regulation S-P, as well as to further our commitment to maintain the confidence of our shareholders and clients.

POLICIES AND PROCEDURES

INTRODUCTION

It is a fundamental policy of the Ariel Companies not to share any personal information with anyone outside our firms except at the instruction of a Trust shareholder or client, or as necessary or incident to performance of our services to clients or Trust shareholders or as required by law.

Every employee is trained in the requirements to maintain such confidentiality of personal information and will affirm in writing their adherence to these principles of confidentiality and the Ariel policies and procedures at least annually.

These policies and procedures are in four parts: general provisions applying to all our activities here at Ariel, specific provisions for our two major business areas - the mutual funds and separate account management, and, finally, a discussion of the requirements for sending privacy notices to shareholders and individual clients.

GENERAL PROVISIONS

"Personal information" is any information about a client or shareholder that is obtained in connection with initiating or servicing an account. It includes name, address, social security or tax identification numbers, bank account data, account transactions and account ownership and values.

1. Notification to Employees and Service Providers. We will provide all of our employees and our non-affiliated third-party service providers with our privacy policy.

2. Access and Use Restrictions. Our employees are prohibited from obtaining, using, or disclosing non-public personal information about any client for any purpose except as required to provide our products and services to customers, in order to make reports as required by regulatory bodies, or for other legal or appropriate business purposes. Outside service providers that may access personal information incident to their services to us have confidentiality agreements either separate from or as part of our service agreements.

3.   Employee Access and Training:

     (a) We will provide training to those employees addressing issues such as business use only, confidentiality, security of information, integrity of data, computer access, e-mails and other matters.

     (b) Access to client information by employees will be limited by the use of personal passwords assigned to those employees who have a business purpose to have access to that information. Such access will differ with the responsibilities and duties of the employee.

     (c) We shall keep a list containing the names of those employees who have received password access and other relevant information.

4. Access by Other Authorized Persons. Upon receipt of notice from the client or legal representative acting on behalf of the client, or by court order, or other lawful request we shall provide access to customer records to other persons.

5. Use of E-mail. Avoid sending or requesting e-mails containing non-public personal information and other confidential and sensitive data, except when necessary to provide proper service. Always see that e-mail contains cautionary language. This language can be added at the bottom of your auto-signature (see Exhibit B-1).

6. Use of Facsimile. Information that has to be faxed should be kept as secure and confidential as possible. Employees using a fax machine to transmit personal information must take reasonable precautions to ensure that they are using the correct fax number. Care must be taken by employees to confirm that the person receiving the fax is the customer or an authorized person. Always use a fax cover sheet with cautionary language. If you use a computer-generated fax cover template, add this language to it (see Exhibit B-1).

7. Ariel Capital Management's Chief Compliance Officer is the "Chief Privacy Officer." Department heads are in charge of enforcing the privacy policies and procedures in their department. Department heads shall submit a written annual report to the Chief Privacy Officer as to: (i) the compliance with these procedures, (ii) any known failures to follow these procedures and (iii) any suggestions to better carry out the privacy principles and policies of the firm relative to that department.

ARIEL INVESTMENT TRUST

The Trust has no employees and is serviced by Ariel Capital Management, LLC and other necessary service providers (I.E., the subadvisers to the Ariel Premier Bond Fund and Ariel Premier Growth Fund, the transfer agent, fund accountant, custodian, sub-administrator, printer, mailing house, attorneys and auditors).

In relation to the Trust:

1. Confidentiality agreements in respect to Ariel Investment Trust are in effect with Ariel Capital Management, LLC, Lincoln Capital Fixed Income Management Company, LLC, the subadviser to the Ariel Premier Bond Fund, Lincoln Equity Management, LLC, the subadviser to the Ariel Premier Growth Fund, State Street Bank and Trust Company, the Trust's custodian, fund accountant and sub-administrator, Boston Financial Data Services ("BFDS"), the Trust's transfer agent, and Darwill Press, Inc., the mailing house utilized for sending reports and prospectuses to shareholders.

2. Shareholder servicing and sales representatives have access to shareholder account information in order to carry out their duties properly and try to assure high quality service to shareholders. To secure these records, the following procedures are to be in effect:

     (a) Only those employees whose duties require access to shareholder account records shall have such access. All such employees must have personal passwords in order to access account information. Passwords shall never be shared with any other person who is not an employee of Ariel Capital Management, LLC and may be shared with an employee only if necessary to provide required services, and if the department manager or Ariel Capital Management's Chief Compliance Officer approves such sharing in writing.

     (b) All such information may be accessed only to (i) effect, administer, or enforce a transaction a shareholder or new purchaser requests or authorizes or (ii) maintenance required to properly carry out the sales and shareholder servicing functions.

     (c) Documents containing personal information shall be transmitted only to the shareholder or purchaser or their duly authorized agent. If transmitted by facsimile, documents shall be sent behind a cover page that states the information is confidential and disclosure to anyone other than the named recipient is prohibited by law. Transmission by e-mail of personal information should be avoided unless it is encrypted or otherwise secured. Shareholders and customers should be informed not to send sensitive data by e-mail.

3. All reasonable steps should be taken so that computer equipment, terminals, files and documents containing personal information shall be protected against unauthorized use. Any daily logs, notes or printouts of account information shall be protected from unauthorized persons. Such physical (paper) materials shall be destroyed after use but no later than the end of each work day or shall be placed in a secured file that is accessible only by persons authorized by the department manager or Ariel Capital Management's Chief Compliance Officer. Employees must log off computers at the end of each business day.

4. No employee may access outside of the offices of Ariel Capital Management, LLC any shareholder information without written permission of the manager of the department or Ariel Capital Management's Chief Compliance Officer or his or her authorized deputy.

5.   Web Site Access and Usage:

     (a) We will allow access to personal account and transaction information using the web site to account owners, employees for business purposes, and persons authorized in writing by the account owners, and to any other persons as necessary or incident to the performance of our services.

     (b) Access to account information will require the use of personal passwords and other safety measures. Our employees will not have access to those passwords.

     (c) We require that customer information be maintained in a secure encrypted computerized environment. Customers must log in and use their passwords and ID numbers each time they access their accounts. Customers are instructed not to share their passwords and ID numbers with anyone and that they should store those codes in a safe secure place.

     (d) Our web site shall not collect personal identifiable information about customers without the customer's knowledge. "Cookies" shall be used only to simplify usage of the web site by customers.

     (e) Ariel Capital Management, LLC and the Trust's transfer agent, BFDS, are responsible for updating software and hardware and for performing maintenance of the systems, as required. The Trust's transfer agent has complete responsibility for storage and backup of shareholder information data. The Trust's transfer agent has confirmed that it has procedures in place to maintain privacy of shareholder account information.

6.   Applications and Other Information:

     (a) Employees must ensure that documents such as applications, forms, checks and other material that contain non-public information are treated confidentially and securely. If it is necessary to keep this information in some form for business purposes, then it can be retained if kept secure and out of public access.

     (b) As required by our regular procedures, any shareholder account applications and other shareholder account related materials received by us (such as checks) shall be promptly forwarded to the Trust's transfer agent for processing.

SEPARATELY MANAGED ACCOUNTS

Regulation S-P applies only to individuals and not to institutional accounts. However, our privacy policies apply to all clients.

All Ariel Capital Management, LLC employees are devoted to providing all Ariel clients with a high level of service. Therefore, all employees, while at work, must be able to elicit certain client information when requested by employees in charge of client relationships or investment management personnel. Such information may not be transmitted to any other person except another employee whose job it is to service the account involved unless approval is given by the client or Ariel Capital Management's Chief Compliance Officer or his or her authorized deputy. At the end of each day all personal notes or other written materials with personal information or other sensitive client data are to be destroyed or placed in a secured file.

PRIVACY NOTICE REQUIREMENTS

MUTUAL FUNDS NOTICES

1. An initial notice was provided in the February 1, 2001 prospectus, which was sent to all shareholders soon after publication.

2. Initial notices are sent to each potential shareholder by inclusion of the notice (by prospectus or separate insertion) in the information kit sent to each prospective purchaser by either Ariel Capital or BFDS.

3. Notices are sent annually to all shareholders with the annually updated prospectus. At any time the policy is materially changed, an amended notice will be sent to all shareholders.

4. The web site will include the notice before the downloading of the application.

     (a) When the web site allows an online purchase, then the web site will require the customer to acknowledge the receipt of the notice as a required step before the customer may effect the initial web site purchase.

     (b) If the web site provides for a shareholder to choose to receive future prospectuses and shareholder reports online, then the customer must also agree to receive future privacy notices (annual and amended notices) online.

     (c)  Privacy notices will be displayed clearly and conspicuously.

SEPARATELY MANAGED ACCOUNT NOTICES

1. All separately managed accounts that are individuals receive an initial privacy notice from the Institutional Marketing Department (see Exhibit B-2).

2. Individuals are also to receive amended notices (if privacy policies are materially changed) and an annual notice. Such annual notice will be sent along with the annual letter offering Part II of Form ADV.

3. Included in the group to receive notices are all known wrap account individual clients. If such clients are to receive their notices through the sponsor, then a written or electronic acknowledgement of this procedure should be received from the sponsor. Advisory Services is responsible for providing sponsors with a copy of the initial and annual privacy notices for distribution to clients.

                                   EXHIBIT B-1

CAUTIONARY LANGUAGE

FOR E-MAIL

     Ariel Capital Management, LLC ("Ariel") is subject to Securities and Exchange Commission requirements related to retention of both outgoing and incoming electronic correspondence. E-mail transmission cannot be guaranteed to be secure, timely or error-free. Therefore, we recommend that you do not send confidential information to us via electronic mail, including account numbers, social security numbers or any personal identification numbers.

     This message is for the addressee only and may contain confidential information. If you received this message in error, please notify the sender immediately and delete the message permanently. Any use of the contents is prohibited. If you continue to receive messages in error, please contact our mail administrator at emailadmin@arielcapital.com. Thank you for your cooperation.

FOR FACSIMILE

     This information contained in this facsimile transmission is confidential and is intended only for the use of the addressee. If the reader of this facsimile is not the intended recipient, any disclosure, copying, or use of the contents is prohibited. Thank you for your cooperation.

                                   EXHIBIT B-2

MUTUAL FUNDS

ARIEL MUTUAL FUNDS' PRIVACY PLEDGE

Ariel Mutual Funds, our distributor, and investment advisor, collect information about you from your account application, investment forms and other communications. In order to process your requests with accuracy and efficiency, we may provide your personal information to firms that assist us in servicing your account, such as our transfer agent, who performs your transactions. We may also need to provide your name, address or email to one of our agents in order to mail your account statement to you, as well as other information about our products and services. These agents are required to protect the confidentiality of your information and to use this data only for the purposes stated. In short, we do not disclose shareholder names and addresses to outside firms, organizations or individuals, unless it is to serve you or is otherwise required by law.

Information about you is restricted to those Ariel employees who need your records to service your account or communicate with you. We maintain physical, electronic and procedural safeguards to protect your personal information.

Information of former shareholders is protected to the same extent as that of our current shareholders.

AT ARIEL MUTUAL FUNDS, OUR SHAREHOLDERS ARE OUR GREATEST ASSET, AND PROTECTING YOUR PRIVACY IS A TOP PRIORITY.

SEPARATELY MANAGED ACCOUNTS

PRIVACY

Ariel Capital Management, LLC's most important asset is our relationship to our clients. Our entire staff is dedicated to serving you. We strive to maintain your trust and confidence, and we do not disclose your personal information to anyone outside our firm unless it is for one of the following reasons: at your direction; to provide you with service; to maintain our high standards of performance and compliance; or as required by law.

When you open your account and as needed, you submit to us a variety of personal data, including address, telephone number and certain tax and financial information. We generate reports to service your account such as trade tickets and account statements, and we receive reports regarding your account, such as confirmations from securities firms.

In order to provide quality service, when placing orders or executing transactions, we disclose information to others on a limited basis. These entities include custodians and securities firms. We also may provide information to companies that perform necessary services to properly maintain our business, such as maintenance of our computer systems and to our accountants and attorneys who help us assess and maintain performance and compliance standards.

To protect and properly maintain this information, we have established procedures and personnel practices that are designed to ensure confidentiality and protect our customer records.

Finally, information of former clients is protected to the same extent as that of our current clients.

                                    EXHIBIT C

                SUPPLEMENTAL PROCEDURES FOR DISCRETIONARY TRUSTS,
                    "BLIND" TRUSTS AND DISCRETIONARY ACCOUNTS
                                    UNDER THE
                        CODE OF ETHICS FOR ARIEL ENTITIES
                          AS REVISED SEPTEMBER 28, 2004

     Under the Code of Ethics ("Code") adopted by Ariel Capital Management, LLC, Ariel Distributors, Inc. and the Ariel Investment Trust ("Ariel"), certain provisions of the Code are exempted in any account over which the Advisory Person (or other persons subject to the Code) has no direct or indirect influence or control. These are accounts where investment authority is completely held and used by a person or entity not subject to our Code. In these accounts, the Advisory Person is never consulted prior to any transaction. These accounts are referred to herein as "discretionary" and include discretionary brokerage or advisory accounts and trusts where investment power is solely in a person or entity not subject to the Code. Please note that the broad definition of Beneficial Ownership under the Code means that other individuals besides each employee are subject to the Code. Pursuant to the Code, the procedures that follow govern these accounts.

     1. PRECLEAR ARRANGEMENTS WITH CHIEF COMPLIANCE OFFICER. Each such discretionary account must be reported to the Chief Compliance Officer for approval before it is exempted from the provisions outlined in paragraph 2 below. Such approval must be in writing. You should discuss the proposed account with the Chief Compliance Officer, who will review the identity of the account holder; the identity of the trustee, broker or adviser; and the written terms of arrangement. The Advisory Person and the trustee, broker or adviser should agree to the substantially the following arrangements: "The trustee [or adviser or broker] and account holder acknowledge that the Ariel employee (or other family member subject to the Code) does not have any direct or indirect influence or control over the account." The Advisory Person may, however, inform the trustee, adviser or broker of general investment objectives, such as a need for income, the degree of risk tolerance, and general mix and asset allocation guidelines. The Advisory Person may receive confirmation statements or monthly statements in regular course after transactions are effected.

     2. APPROVED DISCRETIONARY ACCOUNTS ARE EXEMPTED FROM PRIOR APPROVAL OF INDIVIDUAL TRADES, REPORTING OBLIGATIONS AND "7 DAY" TRADING RESTRICTIONS. An approved discretionary account relieves the Advisory Person ONLY from the provisions of paragraphs 2 and 3 of Section B, Section D, and paragraphs 1, 2 and 3 of Section G of the Code, and only to the extent such provisions would apply to the approved accounts. These sections of the Code are titled:

     (a) Purchases or Sales by Advisory Persons of Securities Being Considered for Client Transactions;

     (b) Prior Approval of all Purchases and Sales by Advisory Persons;

     (c) Prohibition of Certain Short-Term Trading by Advisory Persons; and

     (d) Reporting.

     Note that you are still subject at all times to general insider trading restrictions as well as the high fiduciary standards Ariel expects from all employees.

     3. ANNUAL CERTIFICATIONS AND TERMINATION OF ARRANGEMENTS. The Chief Compliance Officer will request certifications at least annually from the Advisory Person and the trustee, broker or adviser, in substantially the following form:

          "The undersigned certify that, as of this day and for the period since the last certification or the establishment of the discretionary account, the account holder or Ariel employee has had no discretion regarding any particular transaction made or to be made in the account and the trustee [or adviser or broker] has made all investment decisions without informing the account holder or Ariel employee as to the transaction until after the transaction has been effected."

     If at any time the Advisory Person determines to exercise any influence or control over the account, including consulting with respect to any particular transaction, the Advisory Person must give prior notice to the Chief Compliance Officer. The account will then be subject to all provisions of the Code, and the exemptions in paragraph 2 of these procedures will be revoked.

     4. CHIEF COMPLIANCE OFFICER DISCRETION. The Chief Compliance Officer has discretion to withhold approval of blind trust or discretionary accounts arrangements, or at any time to impose additional or different conditions on such accounts.

                                     ANNUAL

                          CODE OF ETHICS CERTIFICATION

     I acknowledge that I have received and read a copy of the Code of Ethics, including Insider Trading Policy and Procedures and Privacy Policies and Procedures (collectively, the "Code of Ethics"), as amended September 28, 2004, for Ariel Investment Trust, Ariel Capital Management, LLC and Ariel Distributors, Inc. I understand my responsibilities under the Code of Ethics and agree to comply with all of its terms and conditions. I further agree that my adherence to the Code of Ethics is a condition of employment with Ariel Capital Management, LLC. I will retain a copy of this Code of Ethics for future reference.

               I hereby certify that I am not an "ineligible person" under
Section 9 of the Investment Company Act of 1940 ("1940 Act"). Section 9 prohibits certain persons who have committed various delineated acts from serving or acting in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company. Section 9(a) of the 1940 Act deems as ineligible:

     - any person convicted within the last ten years involving securities transactions or employment in the securities field;
     - any person by reason of misconduct, who has permanent or temporary injunctions from acting in certain capacities in the securities arena;
     - a company any affiliated person of which is ineligible under the points noted above, which includes any person who owns 5% or more of the voting securities of another person and any person who controls, is controlled by, or is under common control with another person; and
     - any person subject to a Securities and Exchange Commission order declaring them to be ineligible under Section 9.

     I further certify that I have complied with the requirements of the Code of Ethics, as amended September 28, 2004, and I have disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant to such Code of Ethics.


                             Dated
                                  ---------------------------------------


                             Printed Name
                                         --------------------------------


                             Signature
                                      -----------------------------------


PLEASE PRINT, SIGN AND FORWARD TO THE LEGAL & COMPLIANCE DEPARTMENT.

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                                     INITIAL

                          CODE OF ETHICS CERTIFICATION

     I acknowledge that I have received and read a copy of the Code of Ethics, including Insider Trading Policy and Procedures and Privacy Policies and Procedures (collectively, the "Code of Ethics"), as amended September 28, 2004, for Ariel Investment Trust, Ariel Capital Management, LLC and Ariel Distributors, Inc. I understand my responsibilities under the Code of Ethics and agree to comply with all of its terms and conditions. I further agree that my adherence to the Code of Ethics is a condition of employment with Ariel Capital Management, LLC. I will retain a copy of this Code of Ethics for future reference.

     I hereby certify that I am not an "ineligible person" under Section 9 of the Investment Company Act of 1940 ("1940 Act"). Section 9 prohibits certain persons who have committed various delineated acts from serving or acting in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company. Section 9(a) of the 1940 Act deems as ineligible:

   - any person convicted within the last ten years involving securities transactions or employment in the securities field;
   - any person by reason of misconduct, who has permanent or temporary injunctions from acting in certain capacities in the securities arena;
   - a company any affiliated person of which is ineligible under the points noted above, which includes any person who owns 5% or more of the voting securities of another person and any person who controls, is controlled by, or is under common control with another person; and
   - any person subject to a Securities and Exchange Commission order declaring them to be ineligible under Section 9.

     I further certify that I will comply with the requirements of the Code of Ethics, as amended September 28, 2004, and I will disclose or report all personal securities transactions and accounts required to be disclosed or reported pursuant to such Code of Ethics.


                             Dated
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                             Printed Name
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                             Signature
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PLEASE PRINT, SIGN AND FORWARD TO THE LEGAL & COMPLIANCE DEPARTMENT.